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CUSIP No.   12232C108               13G                    Page  7 of  8 Pages
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                          EXHIBIT 1 TO SCHEDULE 13G


                               August 12, 1997



             MORGAN STANLEY, DEAN WITTER, DISCOVER & CO. and MORGAN STANLEY ASSET MANAGEMENT INC., hereby agree that, unless differentiated, this
     Schedule 13G is filed on behalf of each of the parties.




     MORGAN  STANLEY  ASSET  MANAGEMENT  INC.

BY: /s/ Donald P. Ryan
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     Donald P. Ryan  /  Vice President
                        Morgan Stanley Asset Management Inc.




     MORGAN STANLEY, DEAN WITTER DISCOVER & CO.

BY: /s/ Bruce Bromberg
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     Bruce Bromberg / Morgan Stanley & Co. Incorporated